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                                                                     EXHIBIT 5.1

                             ANDREWS & KURTH L.L.P.
                             600 Travis, Suite 4200
                              Houston, Texas 77002


                                  April 9, 2001




Shamrock Logistics, L.P.
6000 North Loop 1604 West
San Antonio, Texas 78249-1112

Gentlemen:

                  We have acted as special counsel to Shamrock Logistics, L.P., a Delaware limited partnership (the "Partnership"), Riverwalk Logistics, L.P., a Delaware limited partnership and the general partner of the Partnership (the "General Partner"), and Shamrock Logistics GP, LLC, a Delaware limited liability company and the general partner of the General Partner, in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of the offering and sale of up to an aggregate of 5,175,000 common units representing limited partner interests in the Partnership (the "Common Units").

                  As the basis for the opinion hereinafter expressed, we have examined such statutes, regulations, corporate records and documents, certificates of corporate and public officials, and other instruments as we have deemed necessary or advisable for the purposes of this opinion. In such examination we have assumed the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies.

                  Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that:

                  1. The Partnership has been duly formed and is validly existing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act").

                  2. The Common Units will, when issued and paid for as
described in the Partnership's Registration Statement on Form S-1 (File No. 333-43668) (such Registration Statement, as amended at the effective date thereof and together with the registration statement filed under Rule 462(b) under the Securities Act of 1933, as amended, being collectively referred to herein as the "Registration Statement") relating to the Common Units, as amended, be duly authorized, validly issued, fully paid and nonassessable, except as such nonassessability may be affected by the matters described below:
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Shamrock Logistics, L.P.
April 9, 2001
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         o    If a court were to determine that the existence or exercise of the right provided under the Second Amended and Restated Agreement of Limited Partnership of the Partnership (the "Partnership Agreement") by the holders of Common Units and subordinated units (the "Limited Partners") of the Partnership as a group (i) to remove or replace the General Partner, (ii) to approve certain amendments to the Partnership Agreement or (iii) to take certain other actions under the Partnership Agreement constitutes "participation in the control" of the Partnership's business for the purposes of the Delaware Act, then the Limited Partners could be held personally liable for the Partnership's obligations under the laws of Delaware, to the same extent as the General Partner with respect to persons who transact business with the Partnership reasonably believing, based on the conduct of any of the Limited Partners, that such Limited Partner is a general partner;

         o Section 17-607 of the Delaware Act provides that a limited partner who receives a distribution and knew at the time of the distribution that it was made in violation of the Delaware Act shall be liable to the limited partnership for three years for the amount of the distribution; and

         o Limitations on the liability of limited partners for the obligations of a limited partner have not been clearly established in many jurisdictions. If a court were to determine that the Partnership was, by virtue of its limited partner interest in Shamrock Logistics Operations, L.P. or otherwise, conducting business in any state without compliance with the applicable limited partnership statute, then the Limited Partners could be held personally liable for the Partnership's obligations under the law of that jurisdiction to the same extent as the General Partner under the circumstances.

         This opinion is limited in all respects to the Delaware Act and the federal laws of the United States of America insofar as such laws are applicable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Validity of the Common Units" in the Prospectus. In giving such consent, we do not hereby admit that we are in the category of such persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.


                                      Very truly yours,

                                      /s/ Andrews & Kurth L.L.P.